EXHIBIT 99.1


          WASHINGTON GAS LIGHT COMPANY AND SUBSIDIARIES
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      Computation of Ratio of Earnings to Fixed Charges and
      -----------------------------------------------------
                    Preferred Stock Dividends
                    -------------------------

                Twelve Months Ended June 30, 1998
                ---------------------------------
                           (Unaudited)

                      (Dollars in Thousands)


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
PRE-TAX PREFERRED STOCK DIVIDENDS:
  Preferred Dividends ..........................................$  1,331
  Effective Income Tax Rate ....................................  0.3670
  Complement of Effective Income Tax Rate (1 - Tax Rate) .......  0.6330

  Pre-Tax Preferred Dividends ..................................$  2,103
                                                                 =======

FIXED CHARGES:

  Interest Expense .............................................$ 35,971
  Amortization of Debt Premium, Discount and Expense ...........     351
  Interest Component of Rentals ................................       7
                                                                 -------
        Total Fixed Charges ....................................  36,329
  Pre-tax Preferred Dividends ..................................   2,103
                                                                 -------
        Total                                                   $ 38,432
                                                                 =======
EARNINGS:

Net Income .....................................................$ 70,647
    Add:
    Income Taxes Applicable to Operating Income ................  39,969
    Income Taxes Applicable to Other Income - Net ..............     989
    Total Fixed Charges ........................................  36,329
                                                                 -------

Total Earnings .................................................$147,934
                                                                 =======

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends     3.8
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